UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2011 (November 22, 2011)

American Realty Capital Trust III, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-170298	27-3515929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Dollar General Stores

On November 22, 2011, American Realty Capital Trust III, Inc. (the “Company”) closed its acquisition of a fee simple interest in five freestanding, single-story Dollar General retail stores located in Missouri (Licking, King City, Stanberry, Conway and Auxvasse), at an aggregate contract purchase price of approximately $4.5 million, excluding closing costs. The Company acquired the properties through indirect wholly-owned subsidiaries of its operating partnership. The seller of the properties is Overland Properties, LLC. The seller does not have a material relationship with the Company and the acquisitions were not affiliated transactions.

Each of the tenants of the properties is a wholly-owned subsidiary of Dollar General Corporation (NYSE: DG) and all of the leases are guaranteed by Dollar General Corporation. The properties total approximately 45,000 rentable square feet. All of the triple net leases for the properties have a 15-year term and the weighted average remaining term of all leases is approximately 14.1 years. All of these leases have five five-year renewal options. All of these leases have rent escalations of 3.0% in the 11th year of their respective terms. The aggregate annualized straight line rents total approximately $380,000, or an average of approximately $8.41 per rentable square foot.

The following table provides, for each of the properties, information relating to tenants, sellers, lease commencement and termination dates, amount of lease term remaining, approximate rentable square footage and approximate annualized rental income.

Tenant	Location	Lease Commencement Date	Lease Termination Date	Lease Term Remaining (Years)	Approximate Rentable Square Footage	Approximate Annualized Straight Line Income
Dolgencorp, LLC	Licking, MO	August 2010	August 2025	13.8	9,000	80,000
Dolgencorp, LLC	King City, MO	August 2010	August 2025	13.8	9,000	69,000
Dolgencorp, LLC	Stanberry, MO	September 2010	September 2025	13.9	9,000	78,000
Dolgencorp, LLC	Conway, MO	June 2011	June 2026	14.6	9,000	77,000
Dolgencorp, LLC	Auxvasse, MO	June 2011	June 2026	14.6	9,000	76,000

The Company funded the acquisition of these properties, exclusive of closing costs, with proceeds from the sale of its common stock. The Company may seek to obtain financing on the properties post-closing.  However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Walgreens

On November 28, 2011, the Company closed its acquisition of a fee simple interest in a Walgreens drug store located at 1710 West John Beers Road in Stevensville, MI, at a contract purchase price of approximately $4.9 million, excluding closing costs. The Company acquired fee simple interest through an indirect wholly owned subsidiary of its operating partnership. The seller of the fee simple interest was Preferred-Stevensville, LLC. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The property consists of a freestanding one-story building totaling approximately 15,000 rentable square feet that was built in 2007. The property is 100% leased to Walgreen Co. (NYSE: WAG), which carries an investment grade credit rating. The property has been 100% leased to the tenant since October 2007. The triple net tenant lease for the property has a term of 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years) in October 2032. The lease does not contain rental increases over time. The tenant lease is triple net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The current per annum rent is approximately $365,000 or $24.63 per rentable square foot.

The Company funded the acquisition of the property, exclusive of closing costs, with proceeds from the sale of its common stock. The Company may seek to obtain financing on the property post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

A copy of the press release announcing the acquisition of the Dollar General and Walgreens properties is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of the parent guarantor to the lessees and the lessee, respectively, of the properties described under Item 2.01 of this Current Report on Form 8-K.

Dollar General Corporation

Dollar General Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corporation was taken from such filings:

		Year Ended
(Amounts in Thousands)	Six Months Ended July 29, 2011 (Unaudited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)	January 30, 2009 (Audited)
Consolidated Condensed Statements of Income
Net sales	$7,026,891	$13,035,000	$11,796,380	$10,457,668
Operating profit	671,647	1,274,065	953,258	580,486
Net income	303,011	627,857	339,442	108,182

	July 29, 2011 (Unaudited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)	January 30, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$9,529,103	$9,546,222	$8,863,519	$8,889,199
Long-term obligations	2,779,408	3,287,070	3,399,715	4,122,956
Total liabilities	5,155,539	5,491,743	5,473,221	6,057,504
Total shareholders’ equity	4,373,564	4,054,479	3,390,298	2,831,695

Walgreen Co.

Walgreen Co. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Walgreen Co. are taken from such filings:

	Year Ended
(Amounts in Millions)	August 31, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)
Consolidated Condensed Statements of Earnings
Net sales	$72,184	$67,420	$63,335
Operating income	4,365	3,458	3,247
Net earnings	2,714	2,091	2,006

	August 31, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$27,454	$26,275	$25,142
Long-term debt	2,396	2,389	2,336
Total liabilities	12,607	11,875	10,766
Total stockholders’ equity	14,847	14,400	14,376

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

Date: November 29, 2011	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors